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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: June 22, 2002

                     THE ENVIRONMENTAL ELEMENTS CORPORATION
                         401(K) RETIREMENT SAVINGS PLAN
             (Exact name of registrant as specified in its charter)


                           Commission File No: 1-10955


                       ENVIRONMENTAL ELEMENTS CORPORATION
                               3700 Koppers Street
                            Baltimore, Maryland 21227

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Item 4. Changes in Registrant's Certifying Accountant.

     On May 17, 2002, upon the recommendation of our Audit Committee, the Board of Directors dismissed Arthur Andersen LLP (Arthur Andersen) as our independent auditors and appointed Ernst & Young LLP (Ernst & Young) to serve as The Environmental Elements Corporation 401(k) Retirement Savings Plan's independent auditors for the fiscal year ended December 31, 2001. The change in auditors is effective June 22, 2002.

     Arthur Andersen's report on our financial statements for the year ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

     During each of our two most recent fiscal years and through the date of this report, there were:

     (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such year; and

    (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     We have provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated June 22, 2002, stating its agreement with such statements.

     During each of our two most recent fiscal years and through the date of this report, we did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and
(ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed with this report:

     Exhibit 16.1--Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 22, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 22, 2002.

                                          THE ENVIRONMENTAL ELEMENTS
                                          CORPORATION 401(K) RETIREMENT
                                          SAVINGS PLAN

                                          By: /s/ Lawrence Rychlak
                                              ------------------------------
                                              Lawrence Rychlak
                                              Plan Administrator